EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of SUGEN, Inc. for the registration of 1,780,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements of SUGEN, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Palo Alto, California
October 8, 1997